SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 29, 2003

Community Trust Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Kentucky	61-0979818
(State or other jurisdiction of Incorporation or organization)	(IRS Employer Identification Number)

346 North Mayo Trail Pikeville, Kentucky	41501
(Address of principal executive offices)	(Zip code)

(606) 432-1414
(Registrant’s telephone number, including area code)

ITEM 9.  REGULATION FD DISCLOSURE

On April 29, 2003, Community Trust Bancorp, Inc. (the “Company”) held its 2003 Annual Meeting of Shareholders.  In connection with the meeting, a presentation was made by the Company’s President and Chief Executive Officer that was accompanied by a series of slides.  These slides included information relating to the Company’s 2002 and first quarter 2003 financial results, as well as certain forward-looking information concerning the Company’s operations for the 2003 fiscal year.  A copy of these slides is attached hereto as Exhibit 99.1.

The information included in the slides relating to the Company’s first quarter 2003 financial results is being furnished pursuant to Item 12, “Disclosure of Results of Operations and Financial Condition,” of Form 8-K.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMUNITY TRUST BANCORP, INC.

By:

Date: April 29, 2003	/s/ Jean R. Hale
Jean R. Hale
Vice Chairman, President and Chief Executive Officer